UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2022

Date of Report (Date of earliest event reported)

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 120 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective as of December 6, 2022, ARS Pharmaceuticals, Inc. (the “Company”) appointed Brian T. Dorsey, MSc, as Chief Operations Officer of the Company.

Mr. Dorsey, age 54, has served as the Company’s Senior Vice President of Operations and Project Management since October 2018. He has served in the pharmaceutical and biotechnology industries for more than 20 years providing high-level drug development, regulatory and QC/QA leadership of pharmaceutical candidates from early development through FDA approval. Mr. Dorsey is a founding partner at MagnaSci Ventures, a healthcare fund focused on investing in early-stage life science companies. He is a founder of numerous companies including Kalyra Pharmaceuticals and Septum Solutions. Prior to joining the Company, Mr. Dorsey was Chief Development Officer for Apricus BioSciences (Nasdaq: APRI) from December 2014 to October 2018. Mr. Dorsey has also held various senior management positions including Senior Vice President of Research and Development and Chief Compliance Officer of Pernix Therapeutics Holding; Senior Vice President of Technical Operations and Regulatory Affairs for Somaxon Pharmaceuticals; Head of Project Management, Medical Writing and Library Services at Maxim Pharmaceuticals; Head of Biopharmaceutical Project Management of Baxter Bioscience and Manager of Chemistry, Manufacturing, and Control for Chugai Biopharmaceuticals. Mr. Dorsey has held several positions within the Agouron/Warner Lambert/Pfizer organization and has lead development projects in the antiviral, oncology, and ophthalmology therapeutic areas. He serves on the board of directors for Forward Sciences, Forge Therapeutics and Blacksmith Medicines. Mr. Dorsey received his Master of Science in Executive Leadership and his B.A. in chemistry from the University of San Diego.

The Company and Mr. Dorsey entered into an Executive Employment Agreement effective as of October 1, 2018 (the “Dorsey Agreement”). Pursuant to the terms of the Dorsey Agreement, Mr. Dorsey is entitled to (i) an initial base salary of $100,000, which was subsequently increased to his current base salary of $319,800 and increased again to $410,000 in connection with his appointment as Chief Operations Officer, which was approved in December 2022 and (ii) an annual discretionary cash bonus of up to 40% of his then-current base salary, pro-rated in the case of a partial calendar year.

Mr. Dorsey will be eligible to participate in the Company’s Change in Control and Severance Benefit Plan (the “Severance Plan”). Under the Severance Plan, Mr. Dorsey will be eligible to receive certain severance benefits in the event of limited qualifying termination events. The Severance Plan was previously filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (No. 333-250009).

The foregoing description of the Dorsey Agreement is not complete and is qualified in its entirety by reference to the full text of the Dorsey Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, by and between the Company and Brian T. Dorsey, effective as of October 1, 2018.

104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	ARS Pharmaceuticals, Inc.

	By:	/s/ Richard Lowenthal, M.S., MSEL
	Name:	Richard Lowenthal, M.S., MSEL
	Title:	President and Chief Executive Officer